Exhibit 4.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of June 13, 2014 (the “Amendment”) is entered into among THE TIMKEN COMPANY, an Ohio corporation (the “Borrower”), the Guarantors, the Lenders party hereto, BANK OF AMERICA, N.A. and KEYBANK NATIONAL ASSOCIATION, as Co-Administrative Agents (in such capacity, the “Co-Administrative Agents”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Co-Administrative Agents entered into that certain Second Amended and Restated Credit Agreement dated as of May 11, 2011 (as amended by that certain First Amendment to Credit Agreement and Waiver dated as of November 6, 2013 and as further amended or modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested and the Required Lenders have agreed to amend certain terms of the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Second Amendment Effective Date” means June 13, 2014.

(b)    The first sentence of the definition of “Pro Forma Basis” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Pro Forma Basis” means, for purposes of calculating the Consolidated Leverage Ratio (including for purposes of determining the Applicable Rate) and Consolidated Net Worth, that any Disposition of a Sold Business, Acquisition or Restricted Payment shall be deemed to have occurred as of the first day of the most recent four consecutive fiscal quarter period preceding the date of such transaction for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

(c)    Section 8.06(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(d)    so long as no Default or Event of Default shall then exist or would result therefrom, the Borrower may make unlimited purchases, redemptions or other acquisitions of shares of its capital stock (including common stock from employees or former employees of the Borrower or any Subsidiary in consideration for the exercise of stock options by such employees or former employees and including payments in respect of any tax obligations incurred by such employees or former employees in connection with such exercise) or issue warrants, rights or options to acquire any such shares for cash if at the time of and after giving effect to any such purchase, redemption, acquisition or issuance on a Pro Forma Basis, the Consolidated Leverage Ratio is less than or equal to 2.75 to 1.00; provided, however, if at the time of or immediately after giving effect to any such purchase, redemption, acquisition or issuance on a Pro Forma Basis, the Consolidated Leverage Ratio is greater than 2.75 to 1.00, the Borrower may only be permitted to make such purchases, redemptions, acquisitions or issuances if the Share Repurchase Amount, after giving effect to any such purchase, redemption, acquisition or issuance, does not exceed $120,000,000. As used herein, the “Share Repurchase Amount” shall mean the aggregate amount of all purchases, redemptions or acquisitions of shares of capital stock of the Borrower or issuances of warrants, rights or options to acquire any such shares made after the Second Amendment Effective Date pursuant to this clause (d) when the Consolidated Leverage Ratio on a Pro Forma Basis at the time of or immediately after giving effect thereto was greater than 2.75 to 1.00 during the preceding 12 month period up to and including the date on which any such purchase, redemption, acquisition or issuance is made.

2.    Conditions Precedent. This Amendment shall be effective as of the date hereof upon the Co-Administrative Agents’ receipt of counterparts of this Amendment duly executed by the Borrower, the Guarantors and the Required Lenders.

3.    Miscellaneous.

(a)    The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)    The Borrower and the Guarantors hereby represent and warrant as follows:

(i)    Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)    This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable against it in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment other than those which have been obtained and are in full force and effect.

(iv)     The representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.

(v)    No event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)    On and after the date of the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document and each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(e)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:    THE TIMKEN COMPANY,
an Ohio corporation

By: /s/ Philip D. Fracassa
Name: Philip D. Fracassa
Title: Chief Financial Officer

GUARANTORS:	TIMKEN US LLC,
a Delaware limited liability company

By: /s/ Philip D. Fracassa
Name: Philip D. Fracassa
Title: President

TIMKEN HOLDINGS LLC,
a Delaware limited liability company

By: /s/ Philip D. Fracassa
Name: Philip D. Fracassa
Title: President

TIMKEN U.S. HOLDINGS LLC,
a Delaware limited liability company

By: /s/ Philip D. Fracassa
Name: Philip D. Fracassa
Title: President

MPB CORPORATION,
a Delaware corporation

By: /s/ Philip D. Fracassa
Name: Philip D. Fracassa
Title: Vice President

TIMKEN AEROSPACE TRANSMISSIONS, LLC,
a Delaware limited liability company

By: /s/ J. Ted Mihaila
Name: J. Ted Mihaila
Title: Treasurer

THE TIMKEN COMPANY
SECOND AMENDMENT

TIMKEN BORING SPECIALTIES, LLC,
a Delaware limited liability company

By: /s/ Christopher J. Holding
Name: Christopher J. Holding
Title: Treasurer

TIMKEN GEARS & SERVICES INC.,
an Ohio corporation

By: /s/ J. Ted Mihaila
Name: J. Ted Mihaila
Title: Treasurer

TIMKENSTEEL CORPORATION,
an Ohio corporation

By: /s/ Christopher J. Holding
Name: Christopher J. Holding
Title: Executive Vice President and Chief Financial Officer

THE TIMKEN COMPANY
SECOND AMENDMENT

CO-ADMINISTRATIVE
AGENTS:                    KEYBANK NATIONAL ASSOCIATION,
as Co-Administrative Agent and Paying Agent

By:     /s/ Brian F. Fox
Name: Brian F. Fox
Title:    Vice President

BANK OF AMERICA, N.A.,
as Co-Administrative Agent

By:     /s/ Christopher Wozniak
Name:     Christopher Wozniak
Title:    Vice President

LENDERS:                    KEYBANK NATIONAL ASSOCIATION,
as L/C Issuer, Swing Line Lender and a Lender

By: /s/ Brian F. Fox
Name: Brian F. Fox
Title: Vice President

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Christopher Wozniak
Name: Christopher Wozniak
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Keith Luettel
Name: Keith Luettel
Title: Vice President

THE TIMKEN COMPANY
SECOND AMENDMENT

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

THE BANK OF NEW YORK MELLON,
as a Lender

By: /s/ William M. Feathers
Name: William M. Feathers
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By: /s/ Thomas J. Sterr
Name: Thomas J. Sterr
Title: Authorized Signatory

THE HUNTINGTON NATIONAL BANK,
as a Lender

By: /s/ Brian H. Gallagher
Name: Brian H. Gallagher
Title: Senior Vice President

Société Générale,
as a Lender

By: /s/ Kimberly Metzger
Name: Kimberly Metzger
Title: Director

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Christopher S. Hezmea
Name: Christopher S. Hezmea
Title: SVP/RM

THE TIMKEN COMPANY
SECOND AMENDMENT

MORGAN STANLEY BANK, N.A.,
as a Lender

By: /s/ Christopher Winthrop
Name: Christopher Winthrop
Title: Authorized Signatory

THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Michael J. Kingsley
Name: Michael J. Kingsley
Title: Senior Vice President

US BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Patrick McGraw
Name: Patrick McGraw
Title: Senior Vice President

INTESA SANPAOLO S.P.A. NEW YORK
BRANCH,
as a Lender

By: /s/ Manuela Insana
Name: Manuela Insana
Title: VP & Relationship Manager

By: /s/ Francesco Di Mario
Name: Fancesco Di Mario
Title: FVP & Head of Credit

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By: /s/ Joseph G. Moran
Name: Joseph G. Moran
Title: Senior Vice President

LLOYDS BANK PLC (formerly known as Lloyds
TSB Bank plc)
as a Lender

By: /s/ Stephen Giacolone
Name: Stephen Giacolone
Title: Assistant Vice President G011

By: /s/ Julia R. Franklin
Name: Julia R. Franklin
Title: Vice President F014

THE TIMKEN COMPANY
SECOND AMENDMENT

UNICREDIT BANK AG, NEW YORK BRANCH
as a Lender

By: /s/ Thomas Dusch
Name: Thomas Dusch
Title: Managing Director

By: /s/ Peter Daugavietis
Name: Peter Daugavietis
Title: Vice President

CREDIT INDUSTRIAL ET COMMERCIAL
as a Lender

By: /s/ Edwige Sucher
Name: Edwige Sucher
Title: Vice President

By: /s/ Nicolas Regent
Name: Nicolas Regent
Title: Vice President

SUNTRUST BANK
as a Lender

By: /s/ Johnetta Bush
Name: Johnetta Bush
Title: Vice President

THE TIMKEN COMPANY
SECOND AMENDMENT